Exhibit 10.2

Addendum to Settlement Agreement and Mutual Release of All Claims
Executed Between MyGO Games Holding Co., My Go Games, LLC, Daniel J. Hammett, and Great Outdoors, LLC (the “Original Settlement Agreement”).

WHEREAS, MyGo Games, LLC (“MyGo LLC”), MyGo Games Holding Co. (“MyGo Holding”), Daniel Hammett, and Great Outdoors, LLC (collectively, the “Parties”), entered into the Original Settlement Agreement on October 31, 2014, to resolve certain disputes between them;

WHEREAS, on June 19, 2014, Great Outdoors, OBJ Enterprises, Inc., and MyGo LLC entered into a share exchange agreement whereupon MyGo LLC became a wholly owned subsidiary of OBJ, OBJ changed its name to MyGo Holding, and Great Outdoors received fifty million, three hundred twenty-three thousand, five hundred twenty-six (50,323,526) shares of OBJ, now known as MyGo Holding (the “Share Exchange”).

WHEREAS, the Parties seek to clarify the Original Settlement Agreement and Share Exchange Agreement;

WHEREAS, this Addendum does not amend, alter, or modify the Original Settlement Agreement;

NOW THEREFORE, for clarity and removal of doubt, the Parties hereby stipulate that the terms of the Original Settlement Agreement were to address certain claims and grievances as follows:

1.
Hammett agreed to surrender all options and any other monies owed under his employment contract with MyGo Games, LLC, in order to settle and resolve certain allegations raised by MyGo Games LLC and MyGo Games Holding Co. in Cause No. D-1-GN-14-003406, previously pending in the District Court of Travis County, Texas;

2.
As a post-closing adjustment to the Share Exchange between the Parties dated June 19, 2014, the Parties agreed (i) to adjust the purchase price from 50,323,526 shares of MyGO to 7,500,000 shares of MyGO, (ii) to amend the transfer of liabilities to include claims by Umur Ozal in the amount of $500,000 in principal, Shahid Ramzan in the amount of $100,000 in principal, and certain other Great Outdoors note holders who were sent note exchange agreements on June 20, 2014, totaling $400,000 in principal, and (iii) to amend the transfer of liabilities to include certain legal expenses incurred by Great Outdoors, LLC;

3.
These post-closing adjustments are related to additional diligence post-closing that uncovered material information that resulted in an adjustment to the value of assets purchased and liabilities assumed from Great Outdoors, LLC by My Go Games, LLC.

IN WITNESS HEREOF, the undersigned have affixed their signatures this 6th day of November, 2014.

DANIEL HAMMETT	MYGO GAMES HOLDING CO.

By:	By:

GREAT OUTDOORS, LLC	MYGO GAMES, LLC

By:	By: